CKX Lands, Inc.

Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of CKX Lands, Inc., a Louisiana corporation (the “Company”), on Form 10-Q for the quarter ended June 30, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, Brian R. Jones, President and Treasurer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 7, 2014	/s/ Brian R. Jones
Brian R. Jones
President and Treasurer